EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

NORTH HAVEN PRIVATE ASSETS FUND

Tendered Pursuant to the Offer to Purchase
Dated August 14, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY THE FUND BY,
11:59 P.M., EASTERN TIME, ON SEPTEMBER 16, 2026,
UNLESS THE OFFER IS EXTENDED.

Morgan Stanley Wealth Management Shareholders should inform their Financial Advisor/Private Wealth Advisor, if they intend to rescind the previously submitted Tender Request.

Morgan Stanley Wealth Management Financial Advisor/Private Wealth Advisor should cancel such requests on their Order Entry system by 4:00 p.m. Eastern time at least two days prior to the Offer Expiration Date.

Complete This Notice of Withdrawal And Return To: nhpaf@seic.com

Morgan Stanley Wealth Management Shareholders should not fax or mail tender documents directly to the Fund.

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Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares in North Haven Private Assets Fund (the “Fund”), or the tender of a portion of such shares, for repurchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

[ ] Class S (Fund # [ ])	[ ] Class D (Fund # [ ])	[ ] Class I (Fund # [ ])

[ ] Entire amount of Shares

[ ] Portion of Class S Shares	$	or	_______ Number of Shares
[ ] Portion of Class D Shares	$	or	_______ Number of Shares
[ ] Portion of Class I Shares	$	or	_______ Number of Shares

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares of beneficial interest in the Fund (or a portion of such interests) previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

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SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Signature of Authorized Custodian (if applicable)	Signature of Authorized Custodian (if applicable)

Print Name of Authorized Custodian	Print Name of Authorized Custodian

Date:

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